Exhibit 10.2

Shares Transfer Agreement of Zhejiang Hongzhan New Materials Co., Ltd.

Party A: Lizhan Resourses Recycling Technology Development Company Limited
Address: Room 501, 5/F, No. 113 Anjier Street, Mong Kok, Kowloon, Hongkong
Legal representative: Liu Jianfeng Position: chairman of the board Nationality: Chinese

Party B: Eminent Benefit Holdings Limited
Address: 213 Queen's Road East, Wan Chai, Hongkong (Room 2208 22/F Wu Chung House)

Legal representative: Zhang Liwen  Position: chairman of the board  Nationality: Chinese

Party C: Zhang Liwen  ID card No.: 130402196405260013

Based on the principle of equality, mutual benefit and equal price, through friendly consultation, with regard to the matter of transferring 13% of the shares of Zhejiang Hongzhan New Materials Co., Ltd. (hereinafter referred to as the “company”) held by Party A to Party B, the Parties hereby agree as follows:

I. Number of Shares Transferred and Transfer Price

Party A is willing to transfer 13% of the shares of the company to Party B at USD 650,000. Party B agrees to accept the above shares according to the terms herein.

II. The Completion Date and Means of Share Transfer

The share transfer shall be completed on the date of this share transfer agreement taking effect. Party B shall make a lump sum payment to Party A in cash within one month of being approved by the original approving authority and registering changes with the industrial and commercial administration.

III. Rights and Responsibilities of Transferor and Transferee

Party A warrants that the property right of the shares transferred to Party B is clear and there is no mortgage, pledge, lien or other security interests or restrictive measure of seizure, freezing etc on the shares. Party A has the complete disposal right to the shares transferred. Otherwise all the liabilities caused shall be borne by Party A.

Party B is willing to purchase the above shares transferred by Party A and agrees to bear and enjoy relevant liabilities, rights and benefits according to the Company Law of the People’s Republic of China and the Articles of Associations of the company.

Party B shall provide the necessary documents of its identification certificate etc within two days of signing of this agreement to the company for handing the registration change.

IV. Liability for Breach of Contract

In case the agreement can not be performed or fully performed due to one party’s fault, the party with the fault shall bear the liability for breach; if it is due to the fault of the two parties, Party A and Party B shall bear their share of liability according to the actual circumstances.

V. Governing Law and Dispute Resolution

This Agreement shall be governed by the laws of the People’s Republic of China. In case of any disputes arising from this agreement, they shall first be resolved through consultation by all parties. If they cannot be resolved through consultation, the parties can submit for arbitration or legal proceedings.

VI. Alteration and Cancelation of the Agreement

The alteration of this agreement shall only become effective through written alteration agreement signed by both Party A and Party B as well as the approval of the original approving authority. If any party gravely breaches this agreement, the agreement abiding party is entitled to apply to the original approving authority for terminating the agreement.

VII. Effectiveness of the Agreement

The agreement shall become effective after being signed by Party A and Party B and the altered certificate for foreign invested enterprises being approved and issued by the original approving authority.

VIII. Date and Venue of the Agreement

The agreement is made on the 8th of February, 2010 at the office of the company in Tongxiang, Zhejiang, China.

IX. Collateral Condition

Party B and Party C warrant the transfer of the three patents of base fabric of collagenous fiber restored leather and its processing method (application No.: 200410097268.8, application has been accepted), a kind of liquid opening and scutching machine (patent for invention No.: ZL200610035347.5, patent has been approved) and a kind of punlace fabric and its processing method(application No.: 200710003092.9, application has been accepted) and related materials held by Zhang Liwen to Zhejiang Hongzhan New Materials Co., Ltd. without any condition and guarantee the effective use in its production. Otherwise Party A is entitled to regain the above shares at the price provided in Article I at any time.

X. Miscellaneous

This agreement shall have five originals. Each party shall hold one copy. The company shall keep one copy and submit one cope each to the approving authority and registration authority.

Signature for and on behalf of Party A:

Lizhan Resourses Recycling Technology Development Company Limited (seal)

February 8, 2010

Signature for and on behalf of Party B:

Eminent Benefit Holdings Limited

February 8, 2010

Signature of Party C: Zhang Liwen

February 8, 2010